Exhibit 99.1
12th Annual Needham Growth Conference January 2010 Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer

Cautionary Disclaimer During the course of this presentation, we will comment upon future events and may make projections about our future financial performance, including statements related to our expected sales, product shipments and acceptance, gross margin, operating expense, profit, cash flow and income tax expense. We will discuss our business strategy, our products, the markets our products address, our position in those markets, expected market acceptance of those products and production capacity. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; inability to achieve gross margin and expense goals and other risk factors discussed in documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements made during this presentation.

Multiple Growth Drivers Photonics Business Equipment Business New Markets Military Business Multiple Production Programs Ramping Development Programs Expansion Commercial Business Multiple OEM Production Programs Ramping Explosives and Narcotics Detection Focus Very Competitive $/Watt Builds Upon HDD Expertise Semiconductor Market Lean Etch in Qualification through Alliance Partner Mainframe OEM Sales Opportunity Solar Cell Manufacturing Platform Equipment Business Hard Drive Media >15-20% Growth Estimated for 2010 Backlog Building Major Technology Shifts Patterned Media Doubles Market Opportunity Advanced Planar Media Requires Additional Process Stations and Technology Upgrades Capacity Fully Utilized

Operating Leverage Equipment Business Emerging Markets Ramping High Margin Products Yield Improvements with Volume Ramp Strong Base of Contract R&D Semiconductor Equipment Development Complete Solar Product Leverages Existing Platforms Utilizes Existing Supply Chain Manufacturing Infrastructure Equipment Business Hard Drive Media Increasing Volume Volume Products Transitioned to Asia Manufacturing Supply Chain Migrated to Low Cost Regions GM Expansion 300 BPS from 2006 Tax Holiday Photonics Business

Media Growth Exceeding Expectations Source: TrendFocus April 2009; Company Projections for 2009-2010. Media Disks (Millions) 1,200 1,000 800 600 400 200 0 EST. 2008 2009 2010 Drivers Emerging Economies Corporate Refresh Consumer Electronics Shorter Lifecycles Mobile vs. PC Mobile Server Desktop 15-20% YoY Est. Revised Est. 2003 - 2008 18% CAGR 2010 Beyond 10-15% CAGR

200 Lean Magnetic Media Manufacturing System Leading System for Disk Production IVAC Market Leader Highest Output Per Square Foot Patterned Media Heat Assisted Recording Enabling the Industry's Technology Roadmap Deposition Etch and Planarization - NEW

Impact of Media Technology Evolution * Source: Semiconductor International, 5/22/2008 Extension of Planar Media Slow Down in Areal Density Improvement + Deposition System and Etch System Per Media Line Doubles Market Opportunity Additional 4 to 8 Process Chambers Upgrade of Installed Base Higher ASPs on New Systems More Capacity Systems Required Goal: Areal Density Increase 40% Per Year Scenarios A B C Media Technology Roadmap* Patterned Media

Expected Intevac Media Installed Capacity at Peak Production Levels Media Disks Produced on Intevac Systems (M) > 40 From 2009 > 100 From 2009 > 225 Tools Beyond 2013 Patterned Media Production Ramp New 200 Lean Etch Systems Required Deposition Deposition Deposition Etch

Extension into Solar Market Opportunity and Approach Thin Film Panels 23% Market Share Pro: Lower Cost Con: Lower Efficiency Silicon Cell Panels 77% Market Share Pro: Higher Efficiency Con: Higher Cost Glass or Stainless Steel Substrates CIGS Thin Film Coating Direct Substitute For Silicon Pro: Lower Cost Pro: Higher Efficiency CIGS Cells

Expansion into Semiconductor Market Enabling Technology for Advanced <45nm Processes Focus on Korean Memory Market with TES Co., Ltd. IP Royalty Model Lean Etch Competitive Platform Productivity Space efficiency especially at 450nm Flexible integration of OEM process chambers OEM Supplier to Process Equipment Companies Lean Mainframe

Intevac Photonics Business

INTEVAC

Objective:

- Global Leader in Digital-Optical Products Leveraging Unique IP in Sensors and Raman Systems
  - Capture and Display of Low Light Images
  - Optical Analysis of Materials for Identification
- Multi-Hundred Million Dollar Business with Gross Margin >50%
- Split ~ 50/50 Government/Commercial, US/International

Served Market of Infra-Red Businesses



Addressed Spectrum
Light Wavelength (Micron)
0.4
0.9
1.7
3.0
5.0
8.0
14.0
Visible
Near Infra-Red
Medium Wave Infra-Red
Long Wave Infra-Red

Reflected Light
- From "Dark" Heavens or Eye-Safe Illumination
- Produces Recognizable Image and/or Spectrum

Emitted Heat
- Requires Temperature Variations
- Produces Detectable Image
  - Cannot read alphanumerics
  - Cannot penetrate glass

Needham _January 2010_Slide 11

Intevac Photonics Revenue Drivers Intevac Founded Night Vision Tube Business Sold 1995 1991 1995 2000 2005 10 20 30 40 50 ($M) 39K Night Vision Tubes Produced 2010 (Est.) Hand Held Material Identification Instruments Night Vision Systems Low Light Cameras Including LIVAR Near Eye Displays Product Ramp Digital Sensor Development (Contract R&D)

Intevac Photonics 2010 and Beyond Entering Profitable Growth Phase Digital Low Light Imaging Products Penetrating and Ramping on Multiple Programs and Platforms Ramping Hand-Held Raman Material Identification Instruments Solid Base of Contract R&D Revenues

Positioned for Operating Leverage Free Cash Flow Defined as Net Income plus Stock Comp, Depr. & Amort. and Less CAPEX Changes in Product Mix Will Impact Gross Margin and Pre-Tax Profit. Revenue Gross Margin Operating Expenses Pre-Tax Profit $100M $150M $200M $250M Model 40.0% 42.0% 43.5% 44.0% 45% 50.0% 38.0% 32.5% 26.5% < 25% -9.0% 5.0% 12.0% 18.5% > 20% ~0% 6% 11% 15% Free Cash Flow

Intevac Investment Rationale Hard Disk Growth Driving Additional Capacity Systems Media Technology Shifts Incremental Opportunities in Solar and Semiconductor Markets Growing Product Revenues Government Programs Beginning Volume Ramp Equipment Photonics Strong Balance Sheet Cost Reductions Executed Significant Growth Opportunities Highly Differentiated Technology & Products Management Team with Proven Track Record EPS Growth Through Operating Leverage Strong Balance Sheet

12th Annual Needham Growth Conference January 2010 Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer